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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Nortek, Inc.:

     As independent public accountants, we hereby consent to the use of our report dated March 9, 1998 included in or made part of this Registration Statement and to all references to our Firm included in this Registration Statement.

                                          /s/  ARTHUR ANDERSEN LLP

Boston, Massachusetts

February 8, 1999